CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,823,453	$13.80 (1)	$52,763,651.40 (1)	$7,196.96 (2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the market value of Allscripts Healthcare Solutions, Inc. Common Stock being registered, as established by the average of the high and low prices of Allscripts Healthcare Solutions, Inc. Common Stock as reported on the NASDAQ Global Market on May 23, 2013, which was $13.80.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(7)

File No. 333-188901

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED MAY 29, 2013

3,823,453 Shares

Common Stock

This prospectus supplement provides for the resale from time to time, on or after June 2, 2013, of up to 3,823,453 shares of our common stock by the selling stockholders named in this prospectus supplement. The selling stockholders acquired the shares registered for resale in connection with our acquisition of dbMotion, Ltd. (“dbMotion”). We are required to register these shares for resale under the terms of our share purchase agreement with the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock trades on the NASDAQ Global Market under the symbol “MDRX.” On May 28, 2013, the last reported sale price of our common stock on NASDAQ was $13.84.

Investing in our common stock involves certain risks. See the “Risk Factors” discussed in our reports filed with the Securities and Exchange Commission and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 29, 2013.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. This prospectus supplement describes the specific details regarding this offering by the selling stockholders. The accompanying prospectus provides general information about us and the securities we and any selling securityholders may offer from time to time, some of which may not apply to this offering. Please carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described below under the heading “Where You Can Find More Information.” If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

As allowed by the rules of the Securities and Exchange Commission (the “SEC”), this prospectus supplement and the accompanying prospectus do not contain all the information you can find in the registration statement of which the prospectus forms a part or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement or the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or any document incorporated or deemed to be incorporated by reference, we refer you to the actual exhibit for a more complete description of the matters involved.

You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “Allscripts,” “the Company,” “we,” “us” and “our” refer to Allscripts Healthcare Solutions, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We make available free of charge most of our SEC filings through our Internet website (www.allscripts.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Allscripts and its subsidiaries on our website. The information on our web site is not a part of this prospectus. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

S-ii

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention: Investor Relations

Telephone: (312) 506-1200

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial filing of the registration statement until the sale of the securities to the public is completed (other than information in such filings that was furnished, under applicable SEC rules, rather than filed):

•

annual report of Allscripts on Form 10-K/A for the fiscal year ended December 31, 2012, filed with the SEC on March 12, 2013 (which incorporates by reference certain portions of our proxy statement for our annual stockholders’ meeting held on May 21, 2013, filed with the SEC on April 9, 2013);

•	quarterly report of Allscripts on Form 10-Q for the fiscal quarter ended March 31, 2013; and

•	current reports of Allscripts on Form 8-K filed with the SEC on January 10, 2013, February 13, 2013, February 19, 2013 (with respect to Item 2.05), March 5, 2013 and May 24, 2013.

S-iii

THE COMPANY

The Company’s principal executive office is located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654 and the telephone number is (312) 506-1200.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All the proceeds from the sales by the selling stockholders will be for the respective accounts of the selling stockholders. See the “Selling Stockholders” and “Plan of Distribution” sections of this prospectus supplement.

SELLING STOCKHOLDERS

The following table sets forth information known to us regarding beneficial ownership of our common stock by the selling stockholders as of May 29, 2013, and as adjusted to reflect the sale of the shares registered for resale and offered pursuant to this prospectus supplement. We refer to all such shares, collectively, as the “offered shares.”

The number of shares beneficially owned by the selling stockholders is determined by SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after May 29, 2013 and shares underlying restricted stock units held or beneficially owned by the respective person or group which are currently vested or vest within 60 days of May 29, 2013. For purposes of calculating each person’s or group’s percentage ownership, currently exercisable stock options, stock options exercisable within 60 days after May 29, 2013 and currently vested restricted stock units are included for that person or group but not the stock options or restricted stock units of any other person or group. The percentage of shares beneficially owned before and after this offering is based on 177,835,856 outstanding shares of our common stock as of May 23, 2013. Since the selling stockholders may sell all, some or none of the offered shares, we cannot estimate the number of offered shares that will be sold or that will be owned upon completion of the offering. In the table below, we have assumed that the selling stockholders have sold all of the shares offered for resale by this prospectus supplement.

Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered Hereby	Shares Beneficially Owned after the Offering
	Number	Percentage		Number	Percentage
UPMC	1,216,334	0.68%	1,216,334	—	—
Gemini Israel IV L.P. (1)	763,313	0.43%	763,313	—	—
Pitango Venture Capital Fund IV L.P. (2)	708,021	0.40%	708,021	—	—
Other selling stockholders	1,135,785	*	1,135,785	—	—
Total	3,823,453	2.15%	3,823,453	—	—

*	Less than 1%.
(1)	Includes 755,680 shares held directly or beneficially owned by Gemini Israel IV L.P. and 7,633 shares held directly or beneficially owned by Gemini Partners Investors IV L.P.

(2)	Includes 693,055 shares held directly or beneficially owned by Pitango Venture Capital Fund IV L.P. and 14,966 shares held directly or beneficially owned by Pitango Venture Capital Principals Fund IV L.P.

All of the shares beneficially owned by the selling stockholders are held by ESOP Management and Trust Services, Ltd., as custodian, which has agreed to not sell more than 172,087 shares per day.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of any or all of such shares by the selling stockholders from time to time on or after June 2, 2013. We are required to register these shares for resale under the terms of an agreement with the selling stockholders. We are required to use our reasonable best efforts to cause a registration statement for the sale of common stock by the selling stockholders to remain effective until such date as is the earlier of (i) the date on which all such shares have been sold; or (ii) the date on which all such shares may be sold during any ninety (90) day period without any restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). We will not receive any proceeds from the sale by the selling stockholders of common stock. We will bear the fees and expenses incurred in connection with our obligation to register common stock held by selling stockholders. However, the selling stockholders will pay all underwriting discounts, commissions and agent’s commissions, if any. The registration of the selling stockholders’ shares of common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

The selling stockholders may offer and sell shares of common stock from time to time, on or after June 2, 2013, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any such price may be changed from time to time. Each selling stockholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of securities to be sold and the pricing of any transaction. These prices will be determined by the selling stockholder or by agreement between such selling stockholder and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sale of the shares of common stock, the selling stockholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. The selling stockholders, respectively, may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to this prospectus supplement. In addition, the selling stockholders may transfer, devise or give the shares of common stock by other means not described in this prospectus supplement. Any shares of common stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The selling stockholders and any underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling stockholder was deemed to be an underwriter, such selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling stockholders will be entitled to contribution from us in connection with those liabilities. The selling stockholders will severally indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and will be entitled to contribution severally from the selling stockholders in connection with those liabilities.

We may require the selling stockholders to refrain from offering or selling shares under the registration statement of which the accompanying prospectus forms a part (i) if we determine in good faith that this prospectus supplement, the accompanying prospectus or the registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein, or necessary to make the statements herein or therein not misleading, or (ii) during our regular black-out periods in connection with our quarterly earnings releases in accordance with our policies (as may be amended from time to time).

LEGAL MATTERS

The validity of the common stock offered by means of this prospectus supplement has been passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Allscripts Healthcare Solutions, Inc. at December 31, 2012 and December 31, 2011, and for the years then ended, appearing in Allscripts Healthcare Solutions, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Allscripts Healthcare Solutions, Inc.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended May 31, 2010 and the seven months ended December 31, 2010 incorporated in this prospectus supplement by reference to the Allscripts Healthcare Solutions, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Allscripts Healthcare Solutions, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Share Purchase Contracts

Share Purchase Units

We may offer, from time to time in one or more offerings, any of the securities listed above, separately or as units with other securities listed above, in one or more series. In addition, certain other persons to be identified in a prospectus supplement may offer our securities.

This prospectus provides a general description of these securities. The specific terms of any securities to be offered for sale or resale, including the specific manner in which the securities will be offered and the identity of any selling securityholders, will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated or deemed to be incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference into this prospectus, carefully before you invest.

Our common stock trades on the NASDAQ Global Market under the symbol “MDRX.” On May 28, 2013, the last reported sale price of our common stock on NASDAQ was $13.84.

We have not yet determined whether any of the debt securities or any of our preferred stock, warrants, share purchase contracts or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of these securities, a prospectus supplement relating to such securities will identify the exchange or market.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, will sell or resell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale, if any, will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2013.

Prospectus

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” Under the automatic shelf registration process, (i) we may, over time, offer any combination of the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units described in this prospectus in one or more offerings and (ii) the selling securityholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our securities. In this prospectus we will refer to the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units collectively as the “securities.” This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we, or the selling securityholders, as the case may be, offer securities, we or the selling securityholders will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus forms a part or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or any document incorporated or deemed to be incorporated by reference, we refer you to the actual exhibit for a more complete description of the matters involved.

You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “Allscripts,” “the Company,” “we,” “us” and “our” refer to Allscripts Healthcare Solutions, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We make available free of charge most of our SEC filings through our Internet website (www.allscripts.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Allscripts and its subsidiaries on our website. The information on our web site is not a part of this prospectus. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention: Investor Relations

Telephone: (312) 506-1200

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial filing of the registration statement until we complete our sale of the securities to the public (other than information in such filings that was furnished, under applicable SEC rules, rather than filed):

•	annual report of Allscripts on Form 10-K/A for the fiscal year ended December 31, 2012, filed with the SEC on March 12, 2013 (which incorporates by reference certain portions of our proxy statement for our annual stockholders’ meeting held on May 21, 2013, filed with the SEC on April 9, 2013);

•	quarterly report of Allscripts on Form 10-Q for the fiscal quarter ended March 31, 2013; and

•	current reports of Allscripts on Form 8-K filed with the SEC on January 10, 2013, February 13, 2013, February 19, 2013 (with respect to Item 2.05), March 5, 2013 and May 24, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.

Factors that could cause actual results to differ materially include, but are not limited to:

•	the possibility that our current initiatives focused on product delivery, client experience, streamlining our cost structure, and financial performance may not be successful, which could result in declining demand for our products and services, including attrition among our existing customer base;

•	the impact of the realignment of our sales and services organization;

•	potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others;

•	the risks that we will not achieve the strategic benefits of the merger (the “Eclipsys Merger”) with Eclipsys Corporation (Eclipsys) or our acquisition of dbMotion, Ltd. (dbMotion), or that the Allscripts products will not be integrated successfully with the Eclipsys and dbMotion products;

•	competition within the industries in which we operate, including the risk that existing clients will switch to products of competitors;

•	failure to maintain interoperability certification pursuant to the Health Information Technology for Economic and Clinical Health Act, with resulting increases in development and other costs for us and possibly putting us at a competitive disadvantage in the marketplace;

•	the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance;

•	the timing, cost and success or failure of new product and service introductions, development and product upgrade releases;

•	we may incur costs or customer losses relating to the standardization of our small office electronic health record and practice management systems that could adversely affect our results of operations;

•	competitive pressures including product offerings, pricing and promotional activities;

•	our ability to establish and maintain strategic relationships;

•	errors or similar problems in our software products or other product quality issues;

•	the outcome of any legal proceeding that has been or may be instituted against us and others;

•	compliance obligations under new and existing laws, regulations and industry initiatives, including new regulations relating to the Health Insurance Portability and Accountability Act (HIPAA) or the Health Information Technology for Economic and Clinical Health Act (HITECH), increasing enforcement activity in respect of anti-bribery, fraud and abuse, privacy, and similar laws, and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration;

•	the possibility of product-related liabilities;

•	our ability to attract and retain qualified personnel;

•	the continued implementation and ongoing acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009, as well as elements of the Patient Protection and Affordable Care Act (aka health reform) which pertain to healthcare IT adoption, including uncertainty related to changes in reimbursement methodology and the shift to pay-for-outcomes;

•	maintaining our intellectual property rights and litigation involving intellectual property rights;

•	legislative, regulatory and economic developments;

•	risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology;

•	breach of data security by third parties and unauthorized access to patient health information by third parties resulting in enforcement actions, fines and other litigation; and

•	those factors discussed in “Risk Factors” in our periodic filings with the SEC.

Additional risks, uncertainties and other factors include those discussed under “Risk Factors” and in documents incorporated by reference in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. We disclaim any intent or obligation to update any forward-looking statements contained herein.

THE COMPANY

Allscripts is a leading provider of healthcare clinical, financial, connectivity and information solutions and related professional services that empower hospitals, physicians and post-acute organizations, such as nursing homes, to deliver world-class outcomes. We deliver innovative solutions that provide healthcare professionals with the information, insights and connectivity with the goal of transforming healthcare by improving the quality and efficiency of patient care.

We provide a variety of integrated clinical software applications for hospitals, physician practices and post-acute organizations. For hospitals and health systems these applications include our Sunrise Enterprise suite of clinical solutions, comprising a full acute care Electronic Health Record (“EHR”), integrated with financial/administrative solutions including performance management and revenue cycle/access management. Our hospital and health system solutions include modules of the Sunrise suite that are available on a stand-alone basis, as well as additional stand-alone solutions including Emergency Department Information System (“EDIS”), care management and discharge management. Allscripts IT Outsourcing enables hospitals and physician groups to concentrate on their core mission while using IT to improve clinical, financial and operational outcomes. Allscripts Remote Hosting helps healthcare organizations manage their complex healthcare IT solutions infrastructure while freeing up the physical space, resources and costs associated with maintaining computer servers and deploying client-based applications on-site.

For physician practices of every size and kind, our solutions include: integrated EHR and practice management functionality available either via traditional on-premise delivery or via Software-as-a-Service (“SaaS”) (such solutions are also available independent of one another); revenue cycle management software and our new Revenue Cycle Management Services solution, which enables practices to outsource their full revenue cycle to us or address requirements in-house; clearinghouse services; stand-alone electronic prescribing; and document imaging solutions for physician practices. We also provide a variety of solutions for home care, hospice, skilled nursing, and other post-acute organizations; these range from a fully integrated EHR and financial management solution to Referral Management.

Clients in every care setting can leverage Allscripts mobile solutions to deliver remote access to EHR and other capabilities on a wide variety of mobile devices including iPad, iPhone, BlackBerry, Android and Windows Mobile smartphones. Additional add-on applications include our Patient Portal, Patient Kiosk, Prenatal, and Analytics solutions. Our community-based solutions for hospitals and health systems, provided in partnership with dbMotion, which we acquired on March 4, 2013, deliver meaningful health information exchange and enable information connectivity across entire communities of providers, regardless of what technology vendor they use, helping our clients to compete in an evolving marketplace.

The Company’s principal executive office is located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654 and the telephone number is (312) 506-1200.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

We will not receive any of the proceeds from the sale of securities by the selling securityholders.

RATIOS

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 and in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, incorporated by reference into this prospectus.

	Three Months Ended		Year Ended		Seven Months Ended
	March 31,		December 31,		December 31,	Year Ended May 31,
	2013	2012	2012	2011	2010	2010	2009	2008
Ratio of earnings to fixed charges	(3.3)	2.7	0.2	5.3	0.8	20.1	9.1	13.2

For these ratios, earnings consist of net income before provision for fixed charges. Fixed charges include interest expense, debt cost amortization and that portion of rental expense we deem to represent interest. Our earnings and fixed charges include the earnings and fixed charges of Allscripts and its subsidiaries considered as one enterprise.

The ratio was less than one-to-one for the three months ended March 31, 2013, the year ended December 31, 2012 and the seven months ended December 31, 2010. The amounts of these deficiencies were approximately $24.8 million, $7.5 million and $3.0 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units that we or one or more selling securityholders may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF DEBT SECURITIES

This section describes certain general terms and provisions of our debt securities and the related indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus and, if applicable, on or more free writing prospectuses relating to such series.

The debt securities will be issued under an indenture (the “indenture”), to be entered into by us and a trustee named therein. We have described some of the provisions of the indenture and the debt securities below. This description is not complete and is subject to, and qualified in its entirety by reference to, the indenture and the form of debt security that will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” You should read the indenture and the form of debt security for a complete statement of the provisions described in this prospectus and for other provisions that may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

References in this section to “Allscripts,” “the Company,” “we,” “us” and “our” refer to Allscripts Healthcare Solutions, Inc. excluding its subsidiaries, unless the context otherwise requires or is otherwise expressly stated.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, an officers’ certificate or a supplemental indenture.

An unlimited aggregate principal amount of debt securities may be issued under the indenture. We may issue debt securities under the indenture from time to time in one or more series with the same or various maturities, interest rates, public offering prices and other terms and provisions. We need not issue all debt securities of one series at the same time. In addition, unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders or beneficial owners of the debt securities of any series, reopen a series of debt securities and issue additional debt securities of that series from time to time. Any such additional debt securities of any series, together with the debt securities of that series previously issued, will constitute a single series of debt securities under the indenture. We will set forth in a prospectus supplement and, if applicable, one or more free writing prospectuses relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities of that series, which may include the following, if applicable:

•	the title of the debt securities of that series;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities of that series will be offered to the public;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which we will pay the principal on the debt securities of that series;

•	the rate or rates (which may be fixed or variable) or the method used to determine the rate or rates at which the debt securities of that series will bear interest, if any; the date or dates from which interest, if any, will accrue; the date or dates on which interest, if any, will be payable; and any regular record date for the interest payable on any interest payment date;

•	our right, if any, to defer payment of interest, if any, on the debt securities of that series and the length of any deferral period;

•	the terms and conditions upon which we may redeem the debt securities of that series;

•	any obligation we may have to redeem or repurchase the debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of the holders of debt securities of that series;

•	the denominations in which the debt securities of that series will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion of principal amount of the debt securities of that series payable upon acceleration of the maturity thereof, if other than the entire principal amount;

•	the currency of denomination of the debt securities of that series, if other than U.S. dollars;

•	the currency or currencies in which payment of principal of, and premium and interest, if any, on, the debt securities of that series will be made, if other than U.S. dollars;

•	if payments of principal of, or premium or interest, if any, on, the debt securities of that series will be made in one or more currencies, other than that or those in which the debt securities of that series are denominated, the manner in which the currency exchange rate with respect to those payments will be determined;

•	the manner in which the amounts of payments of principal of, or premium or interest, if any, on, the debt securities of that series will be determined, if those amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

•	any provisions relating to any collateral provided as security for the payment, or any guarantee, of the debt securities of that series;

•	any additions to or changes in the events of default in the indenture with respect to the debt securities of that series;

•	any additions to or changes in the covenants described in the indenture with respect to the debt securities of that series;

•	whether the debt securities of that series will be convertible into or exchangeable for capital stock or other securities and, if so, the terms of conversion or exchange;

•	if the debt securities will not be senior debt securities, whether the debt securities will be senior subordinated, subordinated or junior subordinated debt securities;

•	if applicable, any interest rate calculation agents, exchange rate calculation agents or other agents with respect to such debt securities; and

•	any other terms of the debt securities of that series, which may supplement, modify or delete any provision of the indenture as it applies to that series.

Without limitation to the foregoing, the terms of the debt securities of any series described in a prospectus supplement or free writing prospectus may modify, supplement or supersede any of the terms of the debt securities or the indenture described in this prospectus.

Unless otherwise stated in the applicable prospectus supplement, interest on the debt securities of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition, the indenture will allow us to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be described in the relevant prospectus supplement. We may issue debt securities (which we refer to as “discount securities”) that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on certain material U.S. federal income tax considerations applicable to any such discount securities in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Form; Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement:

•	the debt securities of each series will be issued in fully registered form without coupons and in the form of one or more global debt securities (“global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, and

•	investors will not be entitled to receive debt securities of such series in definitive certificated form (“certificated securities”) or to have debt securities of such series registered in their names except under the limited circumstances described below under “Book-Entry Form and Transfer.”

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of the capital stock of Allscripts is not meant to be complete and is qualified by reference to Allscripts’ Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc., which we refer to as our “certificate of incorporation,” and By-Laws, each of which is incorporated herein by reference, and to all applicable provisions of the Delaware General Corporation Law (the “DGCL”). See “Where You Can Find More Information.”

Authorized Capital Stock

Allscripts’ current authorized capital stock consists of 349,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on May 23, 2013, there were 177,835,856 shares of Allscripts common stock issued and outstanding and no shares of Allscripts preferred stock issued and outstanding.

Allscripts Common Stock

Voting and Other Rights. Holders of Allscripts common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Generally, matters to be decided by the stockholders will be decided by the vote of holders of a majority of the shares of Allscripts common stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present except for certain extraordinary corporate actions that, under Delaware law, require a majority of the outstanding shares entitled to vote thereon, such as approval of certain mergers, asset sales and dissolutions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that Allscripts may designate and issue at any time in the future.

Dividend Rights; Rights Upon Liquidation. Holders of Allscripts common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds. Upon Allscripts’ liquidation, dissolution or winding-up, holders of Allscripts common stock are entitled to share ratably in all assets remaining after payment of Allscripts’ debts and other liabilities.

Other Rights. Holders of Allscripts common stock currently have no pre-emptive, subscription or conversion rights. There are no sinking fund provisions or redemption provisions applicable to Allscripts common stock.

Registration Rights. Pursuant to the Share Purchase Agreement, dated as of March 4, 2013, among us, Allscripts Healthcare International Holdings, LLC, dbMotion, Ltd., the Sellers party thereto and Shareholder Representative Services LLC, as representative of the Sellers (which we refer to as the “Seller Representative”), we agreed to use reasonable best efforts to cause a registration statement on Form S-3 to become effective or be declared effective by the SEC within ninety (90) calendar days of March 4, 2013 for the resale from time to time by holders of the 3,823,453 shares of our common stock issued pursuant to the Share Purchase Agreement (which we refer to as the “Registrable Shares”) in accordance with the intended method of distribution thereof as will be consented to by us and by the Seller Representative on behalf of the holders of the Registrable Shares. The Registrable Shares are held on behalf of the Sellers by ESOP Management and Trust Services, Ltd., as custodian, which has agreed to not sell more than 172,087 of these shares per day. We will use reasonable best efforts to cause the registration statement on Form S-3 to remain effective until such date as is the earlier of (i) the date on which all Registrable Shares included in the registration statement on Form S-3 will have been sold or (ii) the date on which all Registrable Shares may be sold during any ninety (90) day period without any restriction pursuant to Rule 144 under the Securities Act. We expect to file a prospectus supplement to this prospectus to satisfy this requirement.

Allscripts Preferred Stock

The Allscripts board of directors is authorized, without further stockholder approval but subject to any limitations prescribed by law, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 1,000,000 shares of preferred stock, and to issue these shares of preferred stock in one or more series. Each class or series of Allscripts preferred stock will cover the number of shares and will have the preferences, voting powers, qualifications and special or relative rights or privileges as are determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

The Allscripts board of directors may authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or other rights of the holders of Allscripts common stock. The issuance of preferred stock could also delay, defer or prevent a change of control of Allscripts or otherwise negatively affect the market price of Allscripts common stock. Allscripts has no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law and our certificate of incorporation and By-Laws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

Advance Notice Requirements. Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Delaware Law. Our certificate of incorporation contains an election to be governed by Section 203 of the DGCL. Section 203 of the DGCL generally prohibits certain “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	the board of directors of the corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder,

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or

•	after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

No Stockholder Action by Written Consent; Special Meeting of Stockholders. Our certificate of incorporation prohibits our stockholders from acting by written consent without a meeting, and provides that special meetings of the stockholders may be called only by the Chairman of our Board of Directors or the Board of Directors in the manner provided in the By-Laws.

Undesignated Preferred Stock. The ability of our Board of Directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to the holders of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Share Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may be issued separately or as a part of units consisting of a Share Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of common stock under the Share Purchase Contracts, which we refer to in this prospectus as “Share Purchase Units.” The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require us to make periodic payments to the holders of the Share Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Share Purchase Contracts or Share Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Share Purchase Contracts or Share Purchase Units. Material United States federal income tax considerations applicable to the Share Purchase Units and the Share Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	information regarding the selling securityholders, if any;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the selling securityholders or through agents designated by us or the selling securityholders from time to time. In the case of securities sold directly by us or the selling securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the selling securityholders to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We or the selling securityholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the selling securityholders at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the Nasdaq, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq or otherwise.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, legal matters in connection with this offering of securities will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Allscripts Healthcare Solutions, Inc. at December 31, 2012 and December 31, 2011, and for the years then ended, appearing in Allscripts Healthcare Solutions, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Allscripts Healthcare Solutions, Inc.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the year ended May 31, 2010 and the seven months ended December 31, 2010 incorporated in this prospectus by reference to the Allscripts Healthcare Solutions, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.